Exhibit 99.1

Fourth Quarter Investor Relations Update
January 10, 2020

General Overview

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Fleet and operation - On March 13, 2019, a directive from the Federal Aviation Administration (FAA) grounded all U.S.-registered Boeing 737 MAX aircraft. The American Airlines fleet currently includes 24 Boeing 737 MAX 8 aircraft with an additional 76 aircraft on order. As previously disclosed, the company has now cancelled all 737 MAX 8 flying through April 6, 2020.

The company has reached a confidential agreement with Boeing on compensation for financial damages incurred in 2019 due to the grounding of the 737 MAX 8 aircraft. The company currently does not expect any material financial impact of the agreement to be realized in its fourth quarter 2019 earnings. The company anticipates accounting for substantially all of the compensation as a reduction in cost basis of grounded MAX aircraft and certain future MAX aircraft deliveries.

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Revenue - The company expects its fourth quarter total revenue per available seat mile (TRASM) to be flat to up approximately 1% year-over-year versus its previous guidance of flat to up 2%. The change in midpoint from previous guidance is due primarily to lower than planned yields in the pre-Thanksgiving period and higher completion factor throughout the quarter. Demand remains strong and December revenue performance exceeded the company’s expectations.

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Special items - The company expects its total pre-tax net special items in the fourth quarter will be approximately $110 million[1], of which approximately $20 million is non-cash. Net special items primarily consist of fleet restructuring costs and merger integration expenses, offset in part by the mark-to-market adjustments on equity and other investments.

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CASM - The company now expects its fourth quarter total cost per available seat mile (CASM) excluding fuel and net special items to be up approximately 1% to 3%[1] year-over-year versus its previous guidance of up 2% to 4%. The change versus previous guidance is due primarily to improved operational performance and higher completion factor.

●	Pre-tax margin - The company continues to expect its fourth quarter pre-tax margin excluding net special items to be approximately 5% to 7%[1].

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Liquidity - As of December 31, 2019, the company had approximately $7.0 billion in total available liquidity. Due to the uncertainty of the return to service of the 737 MAX aircraft, the company arranged an additional revolving line of credit to provide it with incremental borrowing capacity of up to $400 million. The company has no present intention to borrow any amounts under this facility, which matures in September 2020 with an optional extension to December 2020. The company’s total liquidity is comprised of unrestricted cash and investments of $3.8 billion and $3.2 billion in undrawn revolver capacity. The company also had a restricted cash position of $158 million.

●	Shares outstanding - The fully diluted weighted average sharecount for the fourth quarter was approximately 436 million.

●	Capex - Gross aircraft capex and net PDPs for the fourth quarter are lower than previous guidance due primarily to the delivery dates of certain MAX aircraft moving from the fourth quarter to 2020.
Notes:

1.	For a reconciliation of special items (including the company’s estimates for the fourth quarter), please see the GAAP to non-GAAP reconciliation at the end of this document.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fourth Quarter Investor Relations Update
January 10, 2020

4th Quarter 2019[1]
	Previous Guidance	Current Guidance
	10/24/2019	1/10/2020
Total Mainline and Regional Guidance[1]
Available Seat Miles (ASMs) (bil)	~70.2	~70.3
Cargo Revenues ($ mil)[2]	~220	~215
Other Revenues ($ mil)[2]	~700	~740
Total Revenue per ASM (TRASM)	+0% to +2%	+0% to +1%
Average Fuel Price (incl. taxes) ($/gal)	1.99 to 2.04	2.04 to 2.09
Fuel Gallons Consumed (mil)	~1,103	~1,117
CASM ex fuel and net special items (YOY % change)[3]	+2% to +4%	+1% to +3%
Interest Income ($ mil)	~(28)	~(24)
Interest Expense ($ mil)	~266	~265
Other Non-Operating (Income)/Expense ($ mil)[4]	~(44)	~(43)
Pre-tax Margin excluding net special items	+5.0% to +7.0%	+5.0% to +7.0%

Capex Guidance ($ mil) Inflow/(Outflow)
Non-Aircraft Capex	~(419)	~(430)
Gross Aircraft Capex & net PDPs	~(738)	~(706)
Assumed Aircraft Financing	~597	~471
Net Aircraft Capex & PDPs[5]	~(141)	~(235)
Notes:

1.	Includes guidance on certain non-GAAP measures, which exclude net special items. Please see the GAAP to non-GAAP reconciliation at the end of this document.
2.	Cargo/Other revenue includes cargo revenue, loyalty program revenue, and contract services.
3.	CASM ex fuel and net special items is a non-GAAP financial measure. Please see the GAAP to non-GAAP reconciliation at the end of this document.
4.
Other Non-Operating (Income)/Expense primarily includes non-service related pension and retiree medical benefit income/costs, gains and losses from foreign currency, and income/loss from the company’s approximate 25% ownership interest in Republic Airways Holdings Inc.

5.	Numbers may not recalculate due to rounding.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Fourth Quarter GAAP to Non-GAAP Reconciliation
January 10, 2020

The company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The table below presents the reconciliation of total operating costs (GAAP measure) to total operating costs excluding special items and fuel (non-GAAP measure). Management uses total operating costs excluding special items and fuel to evaluate the company's current operating performance and for period-to-period comparisons. The price of fuel, over which the company has no control, impacts the comparability of period-to-period financial performance. Additionally, special items may vary from period-to-period in nature and amount. These adjustments to exclude aircraft fuel and special items allow management an additional tool to understand and analyze the company’s non-fuel costs and core operating performance. Additionally, the table below presents the reconciliation of other non-operating expense (GAAP measure) to other non-operating expense excluding special items (non-GAAP measure). Management uses this non-GAAP financial measure to evaluate the company’s current performance and to allow for period-to-period comparisons. As special items may vary from period-to-period in nature and amount, the adjustment to exclude special items allows management an additional tool to understand the company’s core operating performance.

American Airlines Group Inc. GAAP to Non-GAAP Reconciliation[1]

	4Q19 Range
	Low	High

Total operating expenses	$10,466	$10,681
Less fuel expense	2,279	2,335
Less special items	150	150
Total operating expense excluding fuel and net special items	8,038	8,197
Total CASM (cts)	14.89	15.19
Total CASM excluding fuel and net special items (Non-GAAP) (cts)	11.43	11.66
YOY (%)	1.0%	3.0%
Total ASMs (bil)	70.3	70.3

Other non-operating (income)/expense
Other non-operating (income)/expense	$(83)	$(83)
Less special items	(40)	(40)
Other non-operating (income)/expense excluding net special items	(43)	(43)

Note:	Amounts may not recalculate due to rounding.
1.
The company expects its total pre-tax net special items in the fourth quarter will be approximately $110 million, of which approximately $20 million is non-cash. Net special items primarily consist of fleet restructuring costs and merger integration expenses, offset in part by the mark-to-market adjustments on equity and other investments.

Please refer to the footnotes and the forward looking statements page of this document for additional information

Forward Looking Statements
January 10, 2020
Cautionary Statement Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about future financial and operating results, the company’s plans, objectives, estimates, expectations and intentions, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 (especially in Part I, Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. There may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statements.

Please refer to the footnotes and the forward looking statements page of this document for additional information